Exhibit 99.2

Genius Products, Inc. Announces Operating Results for the First Quarter of 2004

    SAN DIEGO--(BUSINESS WIRE)--May 17, 2004--Genius Products, Inc. (OTCBB:GNPI) today announced the results of its operations for the quarter ending March 31, 2004. Net revenues for the quarter ending March 31, 2004 were $3,131,389, an increase of 469% versus the results of the quarter ending March 31, 2003, which were $550,547. The net loss for the quarter ending March 31, 2004, was $798,552 or $.04 per share, as compared to the net loss of $479,585 or $.03 per share in the quarter earlier period. Per share results reflect the higher basic and diluted weighted average shares in the current year.
    Klaus Moeller, Chairman and CEO of Genius Products, Inc., commented, "We are happy to report significant improvement in our revenues due to the launch of our new DVD line and the opening of additional retail outlets. We continue to add additional properties and constantly strive to expand our distribution network. We have also invested in increasing both our design and sales staff and believe that the company will show a significant increase in revenues in 2004."
    Management will be hosting a shareholder conference call in order to detail various business activities that took place within the past year. The conference call will take place at 10:30 a.m. Eastern Time on Wednesday, May 19, 2004. The call will include a presentation by Genius' senior management and a question and answer period.
    To participate in the call, the dial-in number is 1-888-942-9691. You will be asked to have the passcode and conference leader name available. When asked by the operator, please provide the passcode "Genius Products" and the conference leader name of "Klaus Moeller," and you will be entered into the conference call.
    In order to ensure that shareholder questions can be fully answered, please submit all questions prior to the call so they may be grouped into general categories and addressed during the last portion of the call. To submit a question, please email info@geniusproducts.com or fax them to 858-793-8840, Regarding:
Conference Call. In order to ask a question during the call, dial *1. Questions will be addressed as time permits.
    This news release detailing earnings, the telephone number for the conference call and replay information will be available on Genius' Internet web page at www.geniusproducts.com.

    About Genius Products, Inc.

    Genius Products, Inc. (OTCBB:GNPI) is a multi-brand company that designs and markets family entertainment products including DVDs, videos, CDs and cassettes. The products are sold under Baby Genius(TM), Kid Genius(TM) and other licensed brands such as Guess How Much I Love You(TM), Paddington Bear(TM), Raggedy Ann & Andy(TM) and the AMC(TM) brand name. Our products are distributed at major retail stores nationwide such as Target, Wal-Mart, Kmart, Sams Club, Costco, Toys R Us, Babies R Us, Borders, Best Buy and Shopko. We also license the Baby Genius brand to third-party companies for a variety of products, including books, apparel and infant care products. Promotional partners include Kellogg's, The World Famous San Diego Zoo, Playtex, Fazoli's and Child Magazine.

    Safe Harbor Statement

    Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect our business, forecasts, projections and prospects, and cause results to differ from these forward-looking statements. Actual results could vary for many reasons, including but not limited to, the timely development and acceptance of new products and general market conditions. Other such risks and uncertainties include our ability to grow our business, to obtain additional licenses, to meet anticipated release schedules and other matters, which are described in our filings with the Securities and Exchange Commission.


                         GENIUS PRODUCTS, INC.
                           Operating Results

                                      For the Quarter Ended
                                    3/31/04           3/31/03

Net Revenues                      $3,131,389          $550,547
Cost of Sales                      2,040,624           265,919
Operating Expenses                 1,741,515           756,573
Other                               (147,802)           (7,640)
Net Loss                           $(798,552)        $(479,585)
Net loss per share                    $(0.04)            $(.03)
Basic and diluted
 weighted average shares          20,697,233        15,890,544



    CONTACT: Genius Products Inc., San Diego
             Klaus Moeller, 858/793-8840